OPTION AGREEMENT

          THIS  AGREEMENT  is  made  as  of  the  29  day  of  January,  2001.


BETWEEN:

          AURORA METALS (BVI) LIMITED, a company incorporated under the laws of the British Virgin Islands, having an office at Suite 517, 2 Old Brompton Road, London, SW7 3DQ, United Kingdom

          (the  "Optionor")

                                                               OF THE FIRST PART

AND:

          BILLITON UK RESOURCES B.V., a company incorporated under the laws of The Netherlands, having an office at Mariahoeveplein 6, 2591 TV, The Hague, The Netherlands

          (the  "Optionee")

                                                              OF THE SECOND PART

WHEREAS:

A. The Optionor has direct or indirect Interests in certain mineral exploration properties in the Republic of Tunisia (the "Optioned Properties") which are more particularly described in Schedule "A" attached hereto;

B. The Optionor has agreed to grant an Option to the Optionee to acquire an Interest in the Optioned Properties on the terms and conditions hereinafter set forth; and

C. The Optionor has agreed that it will contemporaneously with the execution of this Agreement enter into a Subscription Agreement in the form set forth as Schedule "B" hereto.

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein and other good and valuable consideration paid by the Optionee to the Optionor, the receipt of which is hereby acknowledged, the parties agreed as follows:

                          ARTICLE 1  -  DEFINITIONS

1.1. For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

     (a) "AFFILIATE" means a company that is affiliated with another company if one of them is the subsidiary of the other, or both are subsidiaries of the same company, or each of them is controlled by the same person, company, partnership or party. In association with this definition, a company is a subsidiary of another company if:

          (i)  it  is  controlled  by:

               1.0.a.i.1.  that  other  company;

               1.0.a.i.2.  that  other  company and one or more company, each of which  is  controlled  by  that  other  company,  or

               1.0.a.i.3.  two or more companies, each of which is controlled by that  other  company,  or

          (ii) it  is  a  subsidiary  of  a  subsidiary of that other company.

          In association with this definition, a company is controlled by a person, company, partnership or party if:

                    (i) shares of the company carrying more than 50% of the votes for the election of directors are held, other than by way of security only, by or for the benefit of that person, corporation, partnership or party, and

          (ii) the votes carried by the shares mentioned in paragraph (i) are sufficient, if exercised, to elect a majority of the directors of the company.;

     (b) "AREA OF INTEREST" means the area lying within the territory of the Republic of Tunisia which is located within two (2) kilometres of the perimeter of the Optioned Properties;

     (c) "BUSINESS DAY" has the meaning set forth in Section 1.1(g) of the Subscription Agreement;

     (d) "CLOSING" has the meaning set forth in Section 1.1(i) of the Subscription Agreement;

     (e) "COMMENCEMENT OF COMMERCIAL PRODUCTION" means the first day of the month following which a mine (including any associated processing or treatment facilities) on any portion of the Optioned Properties has operated for 30 consecutive days at not less than 70% of its designed capacity;

     (f) "COMMON SHARE" has the meaning set forth in Section 1.1(l) of the Subscription Agreement;

     (g) "EXPLORATION EXPENDITURES" in respect of the Optioned Properties, means the sum of (i) all costs of acquisition and maintenance and all exploration and development expenditures and all other costs and expenses of whatsoever kind or nature, incurred or chargeable by the Operator with respect to the exploration or development of the Optioned Properties and the placing of the Optioned Properties into commercial production, and (ii) as compensation for general overhead expenses which the Operator will incur, an amount equal to 10% of all amounts included in subparagraph (i) above to be calculated and paid quarterly. For greater certainty, neither the expenditure of Unit Proceeds nor the expenditure of funds received by the Optionor from the Optionee on exercise of the Warrants shall be deemed to constitute Exploration Expenditures for the purposes of this agreement;

     (h) "FIRST PROPERTY OPTION" means the option granted by the Optionor to the Optionee to acquire a 51% Interest in the Optioned Properties as more particularly set forth in this Agreement;

     (i) "HIGH MARSH OPTION" has the meaning set forth in Section 1.1(o) of the Subscription Agreement

     (j) "INTEREST" means, without limitation, a legal, beneficial or equitable interest, in mineral properties, whether direct, indirect, contingent or otherwise, including, without limitation, options on mineral properties or on shares of corporations having a legal, beneficial or equitable interest in mineral properties, whether direct, indirect, contingent or otherwise;

     (k) "LIBOR" means the rate per annum (rounded upwards if necessary to the nearest whole one-sixteenth of one percent (1/16%)) equal to the average of the offered rates as of 11:00 a.m. London time appearing on the display designated as page "LIBO" on the Reuter Moniter Money Rates Service for U.S. dollar deposits for the relevant period of time;

     (l) "OPERATOR" shall mean the Optionor unless the Optionee elects, once it has elected to participate in the First Property Option by commencing the funding of Exploration Expenditures as contemplated in Section 1.12, to become the Operator of the Optioned Properties in which case the Optionee will upon such election become the Operator in respect of the Optioned Properties;

     (m) "OPTION" or "OPTIONS" means, collectively, the First Property Option and, if granted, the Second Property Option;

     (n) "OPTIONED PROPERTIES" means those certain mineral exploration properties more particularly described in Schedule "A" hereto;

     (o)  "OPTION  PERIOD"  means:

          (i) with respect to the First Property Option, the period from the date hereof to and including January 1, 2004 unless the Option is earlier exercised in accordance with Section 1.12; and

          (ii) with respect to the Second Property Option, the period from the date of exercise of the First Property Option to and including the date of satisfaction of the requirements set forth in Section 1.19;

     (p) "PRIVATE PLACEMENT" means the purchase and sale of the Units as contemplated in the Subscription Agreement;

     (q) "PROGRAM AND BUDGET" has the meaning set forth in Section 1.1(t) of the Subscription Agreement;

     (r) "PROJECT NET REVENUE" means the gross proceeds from the sale of production from the Optioned Properties less cash operating costs of production;

     (s) "SECOND PROPERTY OPTION" means the option which, upon exercise of the First Property Option, will be deemed to have been granted by the Optionor to the Optionee to acquire an additional 19% Interest in the Optioned Properties as provided in Section 1.17;

     (t) "SUBSCRIPTION AGREEMENT" means the subscription agreement dated as of January 29, 2001 between the Optionor and Billiton E&D 3 B.V., an affiliate of the Optionee, in the form attached as Schedule "B" hereto;

     (u) "UNIT PROCEEDS" has the meaning set forth in Section 1.1(z) of the Subscription Agreement;

     (v) "UNITS" has the meaning set forth in Section 1.1(aa) of the Subscription Agreement; and

     (w) "WARRANT" has the meaning set forth in Section 1.1(bb) of the Subscription Agreement.

1.2     ENTIRE  AGREEMENT

        This Agreement, together with any and all agreements, documents and other instruments to be delivered pursuant hereto or simultaneously herewith (which, for the purposes of this Section are collectively referred to as the "Agreement"), constitutes the entire agreement between the Optionee and the Optionor pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of and between the parties hereto, including, without limitation, the non-binding letter of intent between Aurora Gold Corporation and Billiton UK

Resources B.V. dated February 25, 2000, as amended, and there are no representations, warranties, covenants or other agreements among the parties hereto in connection with the subject matter hereof except as specifically set forth in the Agreement. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.3.      HEADINGS

          The Articles, Sections, subsections and other headings contained herein are included solely for convenience, are not intended to be full or accurate descriptions of the context hereof and shall not be considered part of this Agreement.

1.4.      SCHEDULES

          The following Schedules attached to this Agreement are an integral part of this Agreement:

         Schedule  "A"  -  Optioned  Properties;
         Schedule  "B"  -  Subscription  Agreement;
         Schedule  "C"  -  Summary  of Major Joint Venture Agreement Terms; and
         Schedule  "D"  -  Net  Proceeds  Interest.

           ARTICLE 2  -  REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

1.5. The representations and warranties of the Optionor contained in the Subscription Agreement shall be deemed to be incorporated herein by reference and the Optionor confirms, agrees and acknowledges that the Optionee will have the benefit of all of the representations and warranties provided to or for the benefit of Billiton E&D 3 B.V. under the Subscription Agreement as if such representations and warranties were made directly to the Optionee under this Agreement, and the Optionor further acknowledges that the Optionee has relied on the fact that the representations and warranties of the Optionor to Billiton E&D 3 B.V. as contained in the Subscription Agreement are also being provided to or for the benefit of the Optionee in entering into this Agreement.

1.6. The representations and warranties incorporated by reference in Section 1.5 are provided for the exclusive benefit of the Optionee and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties incorporated by reference in Section 1.5 shall survive the execution hereof.

1.7. The representations and warranties incorporated by reference in Section 1.5 shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to the Optionee or to any Affiliate of the Optionee any Interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary.

         ARTICLE 5      - REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

1.8. The  Optionee  hereby  represents  and warrants to the Optionor as follows:

     (a) the Optionee has been incorporated and duly organized and is validly existing and in good standing under the laws of The Netherlands;

     (b) the Optionee has full power and authority to execute, deliver and perform this Agreement. This Agreement and each other agreement entered into by the Optionee in connection with this Agreement constitute valid and legally binding obligations of the Optionee, enforceable against the Optionee in accordance with their respective terms except that: (i) the enforcement thereof may be limited by applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally, (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law and (iii) equitable remedies including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

     (c) except as set forth in this Agreement, no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by the Optionee of this Agreement or any other agreements, instruments or documents entered into by the Optionee pursuant to this Agreement; and

     (d) there are no claims for brokerage commissions or finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangements made by or on behalf of the Optionee.

1.9. The representations and warranties of the Optionee set forth in Section 1.8 are provided for the exclusive benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in Section 1.8 shall survive the execution hereof.

1.10. The representations and warranties set forth in Section 1.8 shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to the Optionee any Interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary.

              ARTICLE 4  -  GRANT AND EXERCISE OF FIRST PROPERTY OPTION

1.11. The Optionor hereby grants to the Optionee the First Property Option which constitutes the sole and exclusive right and option to acquire an undivided 51% Interest in and to the Optioned Properties free and clear of all charges, encumbrances, claims, royalties and net profit interests of whatsoever nature except as set forth in Schedule "A" attached hereto, it being agreed and understood that the Optionee shall have the right but not the obligation to elect by notice in writing to the Optionor within one year of the Closing to proceed to exercise the First Property Option.

1.12. If the Optionor is the Operator, such First Property Option shall be exercised without any further act on the part of the Optionee or the Optionor upon the Optionee advancing to the Operator sufficient funds to enable the Operator to incur Exploration Expenditures of a minimum of $500,000 on the Optioned Properties prior to December 1, 2002 and to enable the Operator to incur cumulative Exploration Expenditures on the Optioned Properties of $1,000,000 prior to January 1, 2004. It is further agreed that Exploration Expenditures incurred prior to December 1, 2002 in excess of $500,000 may be credited towards the subsequent year's funding requirement.

1.13. In  the  event  that  the  Optionee  elects to become Operator pursuant to
     Section 1.27 or the Optionor elects to withdraw as Operator during the Option Period, the First Property Option shall be exercised without any further act on the part of the Optionee or the Optionor upon the Optionee as Operator (i) incurring Exploration Expenditures of a magnitude and within the time stipulated in Section 1.12 and (ii) in the event the Optionee elects to become Operator pursuant to Section 1.27, paying to the Optionor an amount equal to 5% of Exploration Expenditures incurred from the date of election to become Operator to the date of exercise of the First Property Option.

1.14. Subject to Article 17, if and when such First Property Option has been exercised a 51% undivided right, title and/or Interest in and to the Optioned Properties shall vest in the Optionee or at the sole election of the Optionee, in a designated Affiliate of the Optionee, free and clear of all charges, encumbrances, claims, royalties or net profit interests of whatsoever nature other than as set forth in Schedule "A" attached hereto and the Optionor shall forthwith thereafter take all such steps and actions as are necessary to convey such interest to the Optionee or such designated Affiliate, as the case may be.

                   ARTICLE 5  -  FORMATION OF JOINT VENTURE

1.15. Unless the parties otherwise agree, the parties shall, on the date of exercise of the First Property Option in accordance with Section 1.12, be deemed to have entered into a joint venture to pursue the exploration, development, construction and mining of the Optioned Properties as joint venturers with the Optionee having an undivided 51% Interest in the joint venture and the Optionor having an undivided 49% Interest in the joint venture. The joint venture, at formation, shall have a deemed expenditure base of $1,960,784 representing deemed Exploration Expenditures of $960,784 by the Optionor, and $1,000,000 by the Optionee, and with each party having responsibility for funding its proportionate share of future exploration and development expenditures, subject to the terms of the Second Property Option.

1.16. Upon exercise of the First Property Option the parties hereto shall forthwith negotiate and conclude a joint venture agreement which shall contain provisions to the effect that:

     (a) the Optionor shall be designated as initial Operator of the Optioned Properties;

     (b) work programs covering a maximum period of one year in respect of further Exploration Expenditures will be prepared and submitted by the Operator to each of the participants who will then have 60 days to consider and approve such work program, propose an alternative work program or decline to participate in such work program;

     (c) an election to proceed with a work program prepared and submitted by the Operator will make a participant liable to pay its proportionate share of such Exploration Expenditures and any cost overruns in respect of such work program up to but not exceeding 10% of the estimated Exploration Expenditures under such work program;

     (d) if it appears that Exploration Expenditures will exceed by greater than 10% those estimated by the Operator in respect of a work program, the Operator will immediately give written notice to the participants outlining the nature and extent of such cost overruns. If such cost overruns are accepted by all of the participants, then each participant will, on demand, pay to the Operator its proportionate share of such cost overruns. If any participant does not accept such cost overruns, all of such cost overruns will be at the Operator's sole expense and will be deemed not to be Exploration Expenditures unless the participants otherwise agree;

     (e) in the event that either party's Interest is subject to dilution pursuant to the provisions of the joint venture agreement, such party's Interest shall be recalculated based upon the proportion which such party's deemed Exploration Expenditures on the Optioned Properties represents of the total deemed Exploration Expenditures of all parties on the Optioned Properties; and

     (f) should the Interest of any participant in the joint venture fall below 10%, such participant shall be deemed to have exchanged its Interest therein for a net proceeds interest of 5%, as calculated in accordance with Schedule "D" attached hereto.

and shall contain such other terms as are standard in the industry including, but not limited to, those summarized in Schedule "C" attached hereto.

         ARTICLE 11      - GRANT AND EXERCISE OF SECOND PROPERTY OPTION

1.17. Upon exercise of the First Property Option, the Optionor shall be deemed to have granted to the Optionee a further, irrevocable, sole and exclusive right and option to acquire an additional 19% Interest in the Optioned Properties.

1.18. At any time after exercise of the First Property Option but prior to the date upon which cumulative Exploration Expenditures on the Optioned Properties from the date of exercise of the First Property Option exceed $2,000,000, the Optionee shall have the right to exercise the Second Property Option.

1.19. The Second Property Option shall be exercised without any further act on the part of the Optionee or the Optionor upon the Optionee (i) giving written notice to the Optionor of such exercise, and (ii) committing to provide the Optionor's pro rata share of project financing to the Commencement of Commercial Production on the basis that such amount would bear interest at Libor plus 4.0% and would be repaid by the Optionor to the Optionee from 90% of the Optionor's share of Project Net Revenue.

1.20. Upon exercise of the Second Property Option by the Optionee, an additional 19% undivided right, title and/or Interest in and to the Optioned Properties shall vest in the Optionee or at the discretion of the Optionee, in a designated Affiliate of the Optionee, free and clear of all charges, encumbrances, claims, royalties or net profit interests of whatsoever nature other than as set forth in Schedule "A" attached hereto and the Optionor shall forthwith thereafter take all such steps and actions as are necessary to convey such interest to the Optionee or such designated Affiliate, as the case may be. The terms of the joint venture agreement referred to in Article 5 shall continue to apply, with the interests of the participants thereunder adjusted to reflect the transfer and assignment to, and vesting in, the Optionee of such additional 19% undivided right, title and Interest in and to Optioned Properties.

1.21. Notwithstanding anything contained in this agreement, an election by the Optionee to exercise the Second Property Option shall not be deemed to constitute a commitment on behalf of the Optionee to place the Optioned Properties into commercial production.

          ARTICLE 7  -  ACTIVITIES OF OPERATOR DURING OPTION PERIOD

1.22. During the Option Period, the Optionor will, subject to the rights of the Optionee as set forth in Section 1.27 hereof, be Operator of the Optioned Properties. The Operator shall have full right, power and authority to do everything necessary or desirable to determine the manner of exploration and development of such Optioned Properties and, without limiting the generality of the foregoing, the right, power and authority to:

     (a) regulate access to such Optioned Properties subject only to the right of representatives of the Optionor and the Optionee to have access to such Optioned Properties at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

     (b) employ and engage such employees, agents and independent contractors as the Operator may consider necessary or advisable to carry out its duties and obligations hereunder and in connection therewith to delegate any of its powers and rights to perform its duties and obligations hereunder to such employees, agents and independent contractors;

     (c) execute all documents, deeds and instruments, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to such Optioned Properties and each party hereby irrevocably constitutes the Operator its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Operator harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Operator directly or indirectly as a result of the exercise of its powers; and

     (d) conduct such title examination and cure such title defects as may be advisable in the reasonable judgement of the Operator.

1.23. The Operator shall deliver to each of the Optionee and the Optionor, on or before July 1 of each year prior to the exercise of the First Property
     Option, and thereafter, within 60 days of completion of a Program and Budget, a report, including up-to-date maps, if any, describing the status of title of the Optioned Properties, together with the results of the Program and Budget then completed on the Optioned Properties and reasonable details of Exploration Expenditures made during such program.

1.24. During the Option Period with respect to the First Property Option and after the Optionee elects to proceed with the exercise of the First Property Option pursuant to Section 1.11, if the Optionor is the Operator, the Operator shall deliver to the Optionee, prior to the commencement of any further work program on the Optioned Properties and thereafter on or before April 1, 2002, and on or before April 1st in each subsequent year, a detailed Program and Budget with respect to the following year's Exploration Expenditures on the Optioned Properties. The Optionee shall have 60 days from delivery of such Program and Budget to modify, resubmit and approve a Program and Budget, and elect to fund the relevant Exploration Expenditures. When the Optionor is Operator, it shall be the Optionor's responsibility to make cash calls and ensure that funds are efficiently expended in a timely fashion and in any event in accordance with Section 1.12.

1.25. During the Option Period with respect to the First Property Option, if the Optionee is the Operator, any Program and Budget delivered by the Optionee shall not require the consent or approval of the Optionor, and submittal of a Program and Budget by the Optionee shall not constitute a commitment by the Optionee to incur part or all of the Exploration Expenditures contemplated by such Program and Budget.

1.26. During the Option Period with respect to the Second Property Option if the Optionee is the Operator, the Operator shall deliver to the Optionor, for its review a detailed Program and Budget with respect to a work program on the Optioned Properties, at least 90 days prior to commencement of such Program and Budget however, such Program and Budget shall not require the consent or approval of the Optionor. The Operator shall thereafter commence the Program and Budget delivered by the Optionee pursuant to this Section 1.26.

1.27. At any time during the Option Period with respect to the First Property Option but only after electing to proceed with the exercise of the First Property Option pursuant to Section 1.11 the Optionee shall have the right on 90 days notice in writing to the Optionor, to become Operator in respect of the Optioned Properties and shall thereafter be the Operator in respect of the Optioned Properties.

                  ARTICLE 15  -  OBLIGATIONS OF THE OPERATOR

1.28. During the term of this Agreement the Operator shall, with regard to the Optioned Properties:

     (a) maintain in good standing those mineral claims, concessions, permits or Interests comprised in the Optioned Properties by the doing and filing of assessment work or the making of payments in lieu thereof, and the performance of all other obligations which may be necessary in that regard and in order to keep such mineral claims, concessions, permits or Interests free and clear of all liens and other charges arising from the Operator's activities thereon except those at the time contested in good faith by the Operator;

     (b) subject to Section 1.22, permit the directors, officers, employees and designated consultants of the parties hereto, at their own risk and expense, access to the Optioned Properties at all reasonable times for the purpose of inspecting work being done thereon, and the Operator agrees to indemnify such parties against and to save the non operator harmless from all costs, claims, liabilities and expenses that the non operator may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Operator arising out of or attributable to the gross negligence or wilful misconduct of the Operator while on the Optioned Properties;

     (c) in addition to the obligations of the Operator under Section 7.2 hereof, permit the parties hereto, at their own expense, reasonable access to the results of the work done on the Optioned Properties during the last completed calendar year;

     (d) keep the Optioned Properties free and clear of all liens, charges and encumbrances of every character arising from its operation hereunder (except for liens for taxes not then due, other inchoate liens and liens contested in good faith by the Operator) and proceed with all reasonable diligence to contest or discharge any lien that is filed.

     (e) pay, when due and payable, all wages or salaries for services rendered in connection with the Optioned Properties and all accounts for materials supplied on or in respect of any work or operation performed on the Optioned Properties;

     (f) obtain and maintain, and cause any contractor or subcontractor to obtain and maintain, for the benefit of the Optionor and the Optionee as named insured parties adequate insurance having terms and coverage customary in the industry;

     (g) do all work on the Optioned Properties in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority; and

     (h) indemnify and save the parties hereto harmless in respect of any and all costs, claims, liabilities and expenses arising out of or attributable to the gross negligence or wilful misconduct of the Operator with respect to its activities on the Optioned Properties.

                    ARTICLE 9  -  TERMINATION OF OPTIONS

1.29. The Optionee may, at any time prior to exercise of the First Property Option, on 90 days' written notice to the Optionor, terminate this Agreement, and the Optionee shall thereafter have no liability to the Optionor as a result of such termination other than for its pro rata portion of Exploration Expenditures already incurred by the Optionor, at the time of termination in respect of the Program and Budget terms then applicable.

1.30. If this Agreement is terminated by the Optionee pursuant to Section 1.29 above, the Optionee shall deliver to the Optionor, at no cost to the Optionor, within 90 days of such termination, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Optioned Properties and not theretofore furnished to or otherwise in the possession of the Optionor.

1.31. Notwithstanding any agreement of the Optionee with respect to the provision of the Optionor's pro rata share of project financing to the Commencement of Commercial Production, the Optionee may, at any time after exercise of the Second Property Option, elect at its sole discretion to terminate its agreement to provide project financing, provided, however, the Optionee shall thereafter forthwith assign and transfer to the Optionor an aggregate 19% undivided right, title and interest in and to the Optioned Properties. Upon such termination, 50% of all Exploration Expenditures funded by the Optionee on the Optioned Properties after the exercise of the Second Property Option and prior to such termination shall be deemed to constitute Exploration Expenditures of the Optionee on such property for the purposes of the joint venture contemplated under Article 5 and the joint venture shall thereafter continue to operate with Optionee having a 51% undivided Interest and the Optionor having a 49% undivided Interest in the joint venture and the deemed expenditure base of the Optionee for purposes of the dilution calculation being recalculated to include 50% of any Exploration Expenditures and other related expenditures on the Optioned Properties funded by the Optionee prior to such termination.

                           ARTICLE 10      - TRANSFERS

1.32. If either the Optionee vor the Optionor should receive a bona fide offer from an independent third party (the "Offeror Purchaser") dealing at arm's length to purchase all or a part of such party's Interest in the Optioned Properties which offer the selling party desires to accept, or if the Optionee or the Optionor intend to sell or otherwise dispose of all or a part of its Interest in the Optioned Properties to an independent third party dealing at arm's length to the selling party ("the Proposed Offeree Purchaser"):

     (a) the selling party shall first offer (the "Offer") such Interest in writing to the other party upon terms no less favourable than those offered by the Offeror Purchaser or intended to be offered by the selling party to the Proposed Offeree Purchaser, as the case may be;

     (b) the Offer shall specify the price (with a cash alternative if the Offer contains a non-cash element), terms and conditions of such proposed sale and the name of the Offeror Purchaser or the Proposed Offeree Purchaser, as the case may be;

     (c) the other party shall have 20 Business Days from the date of receiving the Offer to notify the selling party in writing that it accepts the Offer in which case the selling party shall be bound to sell such Interest to the other party on the terms and conditions of the Offer;

     (d) if the other party fails to notify the selling party before the expiration of the time limited therefor that it will purchase the Interest offered, the selling party may sell and transfer such Interest to the Offeror Purchaser or the Proposed Offeree Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, but the terms of this paragraph shall again apply to such Interest if the sale of the Offeror Purchaser or the Proposed Offeree Purchaser is not completed within such 60 days;

     (e) any sale hereunder shall be conditional upon the Offeror Purchaser or the Proposed Offeree Purchaser, as the case may be, delivering to the selling party its agreement related to this Agreement and to the Optioned Properties containing:

          (i) a covenant by the Offeror Purchaser or the Proposed Offeree Purchaser to perform all the obligations of the selling party to be performed under this Agreement in respect of the Interest to be acquired by it from the selling party to the same extent as if this Agreement had been originally executed by the Offeror Purchaser or the Proposed Offeree Purchaser; and

          (ii) a provision subjecting any further sale, transfer or other disposition of such Interest in such property and this Agreement or any portion thereof to the restrictions contained in this
               Section  1.32.

1.33. Notwithstanding the above, the provisions of Section 1.32 shall not apply in circumstances where a party constitutes a selling party as contemplated in 1.32 solely as a result of a proposal to undertake a corporate reorganization or other similar corporate transaction provided such corporate reorganization or other similar corporate transaction is proposed solely for bona fide strategic corporate reasons and not, in whole or in part, to avoid the provisions of Section 1.32 above.

                         ARTICLE 11  -  FORCE MAJEURE

1.34. If any party hereto is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, floods, insurrections, rebellion, sabotage, wars, acts of God, governmental regulations restricting normal operations, expropriation or confiscation of facilities, shipping delays or any other reason or reasons, other than lack of funds, beyond the reasonable control of such party and which by the exercise of reasonable diligence such party is unable to prevent, the time limited for the performance by such party of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge such party from its obligations hereunder to maintain the Optioned Properties in respect of which it is the Operator in good standing.

1.35. Each party shall give prompt notice to the other of each event of force majeure under Section 1.34 and upon cessation of such event shall furnish to the other parties notice to that effect together with particulars of the number of days by which the obligations of the notifying party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

                     ARTICLE 12  -  CONFIDENTIAL INFORMATION

1.36. The parties to this Agreement shall keep confidential all books, records, files and other information supplied by any party to the other parties or its employees, agents or representatives in connection with this Agreement or in respect of the activities carried out on the Optioned Properties by any party, or related to the sale of minerals, or other products derived from the Optioned Properties, including all analyses, reports, studies or other documents prepared by any party or its employees, agents or representatives, which contain information from, or otherwise reflects such books, records, files or other information. The parties shall not and shall ensure that their employees, agents or representatives do not disclose, divulge, publish, transcribe, or transfer such information, all or in part, without the prior written consent of the Optionee or the Optionor, as the case may be, which consent may not be arbitrarily withheld and which shall not apply to such information or any part thereof to the extent that:

     (a) it is required to be publicly disclosed pursuant to applicable securities or corporate laws, in which event the party seeking to make such disclosure shall provide to the non-disclosing party at least one Business Day prior to making such disclosure, a written copy of such proposed disclosure, unless mutually agreed otherwise, and shall in good faith consider any comments the non-disclosing party may have on such proposed disclosure; or

     (b) such information becomes generally disclosed to the public, other than as a consequence of a breach hereof by one of the parties hereto.

          Consent required under this Section 1.36 shall not be unreasonably withheld by the non-disclosing party.

1.37. The Optionor agrees to provide the text of any proposed news release or information update related to this Agreement, the Subscription Agreement or the Optioned Properties to the Optionee at least one Business Day prior to release of such information to third parties. The Optionee shall review and comment on the text thereof within One Business Day of receipt of the proposed release. The Optionor, shall review the comments provided and shall take reasonable steps to modify the release according to the comments made by the Optionee.

                           ARTICLE 13  -  MEDIATION

1.38. All disputes arising out of or in connection with this agreement or in respect of any defined legal relationship associated herewith or derived hereunder shall, subject to Section 1.39, be referred to a mediator chosen by mutual agreement of both parties. The mediator shall be a person with appropriate technical competence to assist the parties to resolve their dispute. The mediator agreed by the parties shall assist the parties to resolve their dispute in accordance with the Center for Dispute Resolution ("CEDR") Model Mediation Procedure; which mediation process shall be non-binding. In the event that the parties are unable to reach agreement on a choice of mediator or are otherwise unable to resolve their dispute through the use of such mediator, then either party shall be free to have the dispute resolved through the Courts of England.

1.39. Nothing contained in this Article shall be interpreted as restricting the right of the Optionee to seek interim relief (whether legal, equitable or otherwise) from a court of competent jurisdiction, pending formal resolution of any dispute between the parties hereto.

                    ARTICLE 14  -  DEFAULT AND TERMINATION

1.40. If at any time during the Option Period the Optionee fails to perform any obligation required to be performed by it hereunder or is in breach of a warranty given by it hereunder, which failure or breach materially interferes with the implementation of this Agreement, the Optionor may terminate this Agreement but only if:

     (a) the Optionor, shall have first given to the defaulting Optionee a notice of default containing particulars of the obligation which the Optionor alleges the Optionee has not performed, or the warranty breached; and

     (b) the defaulting Optionee has not, within 15 Business Days (or such longer period as may, in the circumstances, reasonably allow for the default to be cured) following delivery of such notice of default, (i) cured such default, (ii) commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay or (iii) delivered to the Optionor a notice contesting the notice of default and invoking the provisions of
          Article 13 herein, in which case the provisions of this Article 14 will be suspended pending resolution of such dispute in accordance with Article 13.

1.41. Should the Optionee fail to comply with the provisions of Section ARTICLE 14(b), the Optionor may thereafter terminate this Agreement provided however any such termination is by notice in writing given in accordance with Article 18.

1.42. If the Closing does not occur on or prior to February 28, 2001 or such later date as may be agreed in writing by the parties hereto, this Agreement shall terminate and be of no further force and effect.

                       ARTICLE 15  -  AREA OF INTEREST

1.43. If the parties hereto or their respective Affiliates during the term of this Agreement acquire any Interest, or the right to acquire any Interest, in any mineral claim, mining lease, license, concession or other mineral property Interest or portion thereof within the Area of Interest ("Area of Interest Property"), such party shall thereafter promptly notify the other party hereto of such acquisition and shall set out in such notice a detailed description of the Area of Interest Property and the acquisition cost and shall make all information, technical and otherwise, concerning the Area of Interest Property available for inspection by the other party thereto. The non-acquiring party may elect within 30 days of receipt of such notice to have the Area of Interest Property included, at cost as Exploration Expenditures, as part of the Optioned Properties. If the non-acquiring party fails to make such election within such 30 day period, such non-acquiring party shall have no further right or interest in or with respect to such Area of Interest Property.

                ARTICLE 16      - COVENANT TO REGISTER AGREEMENT

1.44. Forthwith upon the execution of this Agreement, the Optionor shall, if requested by the Optionee by notice in writing to the Optionor, take such steps as are necessary to legalize the grant of the Option contemplated by this Agreement and register the Interest of the Optionee and any transfer of Interests contemplated hereunder at its own cost with the appropriate authority or registry office in the Republic of Tunisia to properly evidence this agreement and protect the rights and Interests of the Optionee acquired hereunder from adverse claims by third parties.

               ARTICLE 17  -  ALTERNATIVE ACQUISITION STRUCTURE

1.45. Notwithstanding the proposed direct property interest acquisition by the Optionee contemplated in Sections 1.14 and 1.20, the Optionee may elect, on exercise of the First Property Option, to have the Optionor transfer or cause to be transferred 51%, and on exercise of the Second Property Option to have the Optionor transfer or cause to be transferred an additional 19%, of the outstanding voting securities of any company or other entity which then holds the Optionor's Interest in the Optioned Properties, to the Optionee or a designated Affiliate of the Optionee, free and clear of all charges, encumbrances, royalties or Net Proceeds Interests of whatsoever nature other than as set forth in this Agreement or to incorporate or otherwise establish a separate entity in the Republic of Tunisia to hold the Optioned Properties with each of the Optionor and Optionee having Interests in such entity equal to their respective Interests in the Optioned Properties and if such alternative structure is adopted, the parties hereto shall forthwith thereafter take all such steps and actions as are necessary to convey such interest in such outstanding voting securities to the Optionee or such designated Affiliate, as the case may be. Should the Optionee elect to adopt an alternative acquisition structure as contemplated in this Section 1.45, it hereby agrees that that alternative acquisition structure shall incorporate a form of shareholders' agreement reflecting the provisions of Section 1.16 hereof.

                            ARTICLE 18  -  NOTICES

1.46. Any notice or other writing required or permitted to be given hereunder or for the purposes hereto to either the Optionor or the Optionee shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such party:

     (a)  In  the  case  of  a  notice  to  the  Optionor,  at:

                Aurora  Metals  (BVI)  Limited
                Suite  517,  2  Old  Brompton  Road
                London,  SW7  3DQ,  United  Kingdom

                Attention:  John  James
                            -----------

                Facsimile  No.  011-44-207-581-4445

     (b)  In  the  case  of  a  notice  to  the  Optionee,  at:

                Billiton  UK  Resources  B.V.
                c/o  Billiton  International  Development  Limited
                1 - 3  Strand
                London,  WC2N  5HA,  United  Kingdom

                Attention:  Alain  Liger
                ------------------------

                Facsimile  No.  011-44-207-747-3909

          with  a  copy  to:

                McCarthy  T  trault
                Barristers  and  Solicitors
                P.O.  Box  10424,  Pacific  Centre
                1300 - 777  Dunsmuir  Street
                Vancouver,  British  Columbia
                V7Y  1K2  Canada

                Attention:  George  W.  Holloway
                --------------------------------

                Facsimile  No.  (604)  643-7900


or at such other address or addresses as the parties to whom such writing is to be given shall have last notified the party giving the same in the manner provided in this Section 1.46. Any notice delivered to the party to whom it is addressed hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the second Business Day next following such day. Any notice transmitted by facsimile or other form of recorded communication shall be deemed to be given and received on the first Business Day after its transmission.

                            ARTICLE 19  -  GENERAL

1.47. No consent or waiver expressed or implied by any party in respect of any breach or default by any other party in the performance by such other of its obligations hereunder shall be deemed or construed to be or consent to or a waiver of any other breach or default.

1.48. No investigation made by or on behalf of the Optionee or the Optionor or any of their respective advisors or agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made herein by the other party hereto or made pursuant thereto. No waiver by the Optionee or the Optionor of any condition, in whole or in part, shall operate as a waiver of any other condition.

1.49. Notwithstanding any right of either party hereto fully to investigate the affairs of the other, and notwithstanding any knowledge of facts determined or determinable by the other party hereto pursuant to such investigation or right of investigation, each of the Optionee and the Optionor has the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement and of their affiliates, officers and agents delivered pursuant to this Agreement.

1.50. All statements contained in any certificate or other instrument delivered by or on behalf of any party pursuant hereto or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such party hereunder.

1.51. The Optionor or the Optionee, as the case may be (hereinafter referred to as the "Indemnifying Party"), hereby covenants and agrees to indemnify and save harmless the other (hereinafter referred to as the "Indemnified Party"), effective as and from the Closing, from and against any claims, demands, actions, causes of action, damage, loss, costs, liability or expense, including reasonable legal expenses (hereinafter in this Section
     1.51 called "Claims") which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, in respect of or arising out of any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained herein or in any certificate or other document furnished by the Indemnifying Party pursuant or in relation thereto. The foregoing obligation of indemnification in respect of such claims shall be subject to the requirement that the Indemnifying Party shall, in respect of any Claim made by any third party, be afforded an opportunity at its sole expense to resist, defend and compromise the same in a timely manner.

1.52. The Optionor covenants that it will, as soon as reasonably practicable, take all such steps as are necessary to exercise the High Marsh Option and acquire the subject mineral property interest thereunder.

1.53. Notwithstanding anything to the contrary contained in this Agreement the rights and obligations hereunder and the Option granted hereby are assignable by either party hereto in its absolute discretion to an Affiliate of such party provided that such Affiliate first agrees in writing to retransfer such Interest to the originally assigning party immediately before ceasing to be an Affiliate of such party.

1.54. The parties shall promptly execute or cause to be executed all documents, deed, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully and effectively the intent and purpose of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Optioned Properties.

1.55. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

1.56. This Agreement shall be governed by and construed in accordance with the laws of England and shall be subject to the approval of all securities regulatory authorities having jurisdiction, such approvals to be sought in a timely and diligent manner.

1.57. Time  shall  be  of  the  essence  in  this  Agreement.

1.58. The preamble and Schedules attached hereto shall be deemed to be incorporated in, and to form part of, this Agreement.

1.59. Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

1.60. Nothing contained in this Agreement shall be deemed to constitute any party hereto the partner of the other, nor, except as otherwise herein expressly provided, to constitute either the Optionor or the Optionee as the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties hereto to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither the Optionor nor the Optionee shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties hereto shall be several and not joint or collective.

1.61. All monetary amounts referred to herein are in United States dollars unless otherwise specified.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



                                      AURORA  METALS  (BVI)  LIMITED


                                      By:
                                          -----------------------------------

                                      BILLITON  UK  RESOURCES  B.V.


                                      By:
                                           ----------------------------------